Exhibit 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q1 2015 Financial Results

•	Record Recurring Revenues of $118.9 Million, Up by 22%

•	Record Total Revenues of $144.9 Million, Up by 20%

Weston, FL, April 28, 2015 — Ultimate Software (Nasdaq: ULTI), a leading provider of Human Capital Management (HCM) solutions in the cloud, announced today its financial results for the first quarter of 2015. For the quarter ended March 31, 2015, Ultimate reported recurring revenues of $118.9 million, a 22% increase, and total revenues of $144.9 million, a 20% increase, both compared with 2014’s first quarter. GAAP net income for the first quarter of 2015 was $4.2 million, or $0.14 per diluted share, as compared to GAAP net income of $6.9 million, or $0.23 per diluted share, for the first quarter of 2014.

Non-GAAP net income for the first quarter of 2015, which excludes stock-based compensation expense and amortization of acquired intangible assets, was $15.2 million, or $0.52 per diluted share. Non-GAAP net income for the first quarter of 2014, on a comparable basis, was $13.8 million, or $0.47 per diluted share. See “Use of Non-GAAP Financial Information” below.

“We executed on all of our principal objectives as planned in the first quarter this year and laid a strong foundation for us to achieve our future goals. We increased our recurring revenues by 22% to $119 million and increased total revenues by 20% to $145 million, both compared with those of Q1 2014. We delivered on our targeted non-GAAP operating margin of 18%, and we continued our trend of greater than 96 percent customer retention, based on the trailing 12 months ending March 31, 2015,” said Scott Scherr, founder, president and CEO of Ultimate.

“In March, we celebrated our 25th anniversary in business with more than 1,800 customers at our Connections conference in Las Vegas, and we announced our alliance with NetSuite to integrate our UltiPro HCM cloud solutions with NetSuite’s industry-leading cloud-based financials/ERP suite. Also in March, we were honored to be ranked among the top 25 companies for the fourth consecutive year on FORTUNE’s 100 Best Companies to Work For list. Culture and putting ‘People First’ have driven our success as a business, and will continue to be at the heart of our strategic approach.”

Ultimate’s financial results teleconference will be held today, April 28, 2015, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=173508. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 22% for the first quarter of 2015 compared with the same period in 2014. The increase was primarily attributable to revenue growth from our cloud offering. Recurring revenues were 82% of total revenues for the first quarter of 2015 as compared with 80% of total revenues for 2014's first quarter.

•	Ultimate’s total revenues for the first quarter of 2015 increased by 20% as compared with those for the first quarter of 2014.

•
Our operating income for the first quarter of 2015 was $26.1 million, on a non-GAAP basis, as compared with $23.5 million for the first quarter of 2014. Our GAAP operating income for the first quarter of 2015 was $9.8 million as compared with $12.4 million for the first quarter of 2014.

•
Our non-GAAP operating margin for the first quarter of 2015 was 18.0% versus 19.4% for the first quarter of 2014. Our GAAP operating margin was 6.7% for the first quarter of 2015 versus 10.2% for the first quarter of 2014. The lower operating margin, in comparison to the same period last year, included the impact of having our Connections conference in first quarter this year versus second quarter last year.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, exceeded 96% for its recurring revenue cloud customer base as of March 31, 2015.

•
Net income, on a non-GAAP basis, for the first quarter of 2015 was $15.2 million as compared with $13.8 million for the first quarter of 2014. GAAP net income for the first quarter of 2015 was $4.2 million as compared with $6.9 million for the first quarter of 2014.

•
Cash flows from operating activities for the first quarter of 2015 were $26.1 million, compared with $25.6 million for the same period of 2014. The combination of cash, cash equivalents, and marketable securities was $125.4 million as of March 31, 2015, compared with $118.5 million as of December 31, 2014.

•	Days sales outstanding were 62 days at March 31, 2015, representing a reduction of 6 days compared with days sales outstanding at December 31, 2014.

Stock Repurchases

During the three months ended March 31, 2015, we used $6.2 million to acquire 37,000 shares of our $0.01 par value common stock ("Common Stock") under our previously announced stock repurchase plan ("Stock Repurchase Plan"), and we used $10.1 million to acquire 110,876 shares of our Common Stock to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 746,374 shares available for repurchase under our Stock Repurchase Plan.

Financial Outlook

Ultimate provides the following financial guidance for the second quarter ending June 30, 2015, and full year 2015:

For the second quarter of 2015:

•	Recurring revenues of approximately $124 million,

•	Total revenues of approximately $146 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 19%.

For the year 2015:

•	Recurring revenues to increase by approximately 23% over 2014,

•	Total revenues to increase by approximately 22% over 2014, and

•	Operating margin, on a non-GAAP basis (discussed below), in excess of 20%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading provider of cloud-based Human Capital Management (HCM) solutions with more than 19 million people records in the cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, the company is headquartered in

Weston, Florida, and employs more than 2,500 professionals. In 2015, for the fourth consecutive year, Ultimate was ranked in the top 25 on FORTUNE’s list of the 100 Best Companies to Work For; and recognized for the third consecutive year as one of Achievers’ 50 Most Engaged Workplaces™ in North America. In 2014, Ultimate was ranked #8 on Forbes magazine’s list of the 100 Most Innovative Growth Companies; and recognized as a ‘Leader’ in Nucleus Research’s HCM Technology Value Matrix. Ultimate has more than 2,800 customers with employees in 150 countries, including Bloomin’ Brands, Culligan International, Major League Baseball, Pep Boys, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Three Months Ended March 31,
	2015	2014
Revenues:
Recurring	$118,886	$97,418
Services	25,768	23,208
License	223	452
Total revenues	144,877	121,078
Cost of revenues:
Recurring	32,740	26,954
Services	24,318	22,074
License	49	72
Total cost of revenues	57,107	49,100
Gross profit	87,770	71,978
Operating expenses:
Sales and marketing	40,763	28,829
Research and development	21,398	19,720
General and administrative	15,852	11,059
Total operating expenses	78,013	59,608
Operating income	9,757	12,370
Other income (expense):
Interest and other expense	(115)	(66)
Other income, net	57	75
Total other income (expense), net	(58)	9
Income before income taxes	9,699	12,379
Provision for income taxes	(5,539)	(5,496)
Net income	$4,160	$6,883
Net income per share:
Basic	$0.15	$0.24
Diluted	$0.14	$0.23
Weighted average shares outstanding:
Basic	28,583	28,196
Diluted	29,567	29,309

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated (in thousands):

	For the Three Months Ended March 31,
	2015	2014
Stock-based compensation expense:
Cost of recurring revenues	$1,427	$1,240
Cost of services revenues	1,282	1,055
Sales and marketing	7,783	4,797
Research and development	1,248	1,270
General and administrative	4,337	2,476
Total non-cash stock-based compensation expense	$16,077	$10,838

Amortization of acquired intangibles:
General and administrative	264	289
Total amortization of acquired intangibles	$264	$289

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$115,274	$108,298
Investments in marketable securities	7,447	7,862
Accounts receivable, net	99,866	100,218
Prepaid expenses and other current assets	36,666	34,788
Deferred tax assets, net	983	965
Total current assets before funds held for clients	260,236	252,131
Funds held for clients	847,172	759,087
Total current assets	1,107,408	1,011,218
Property and equipment, net	96,652	86,595
Goodwill	25,056	25,696
Investments in marketable securities	2,651	2,294
Intangible assets, net	6,203	6,774
Other assets, net	22,779	20,611
Deferred tax assets, net	40,556	37,110
Total assets	$1,301,305	$1,190,298
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,633	$7,418
Accrued expenses	34,645	30,941
Deferred revenue	111,282	109,552
Capital lease obligations	4,423	3,655
Other borrowings	569	567
Total current liabilities before client fund obligations	160,552	152,133
Client fund obligations	847,172	759,087
Total current liabilities	1,007,724	911,220
Deferred revenue	131	153
Deferred rent	2,609	2,368
Capital lease obligations	4,724	3,359
Other borrowings	300	400
Deferred income tax liability	911	1,049
Total liabilities	1,016,399	918,549

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	329	327
Additional paid-in capital	393,810	376,609
Accumulated other comprehensive loss	(5,605)	(3,590)
Accumulated earnings	41,088	36,928
	429,622	410,274
Treasury stock, at cost	(144,716)	(138,525)
Total stockholders’ equity	284,906	271,749
Total liabilities and stockholders’ equity	$1,301,305	$1,190,298

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$4,160	$6,883
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,246	4,242
Provision for doubtful accounts	973	490
Non-cash stock-based compensation expense	16,077	10,838
Income taxes	5,243	5,261
Excess tax benefit from employee stock plan	(8,845)	(6,558)
Changes in operating assets and liabilities:
Accounts receivable	(621)	2,930
Prepaid expenses and other current assets	(1,878)	(2,204)
Other assets	(2,168)	(253)
Accounts payable	2,215	2,347
Accrued expenses and deferred rent	3,945	966
Deferred revenue	1,708	638
Net cash provided by operating activities	26,055	25,580
Cash flows from investing activities:
Purchases of marketable securities	(1,765)	(2,833)
Maturities of marketable securities	1,823	2,675
Net purchases of client funds securities	(88,085)	(448,926)
Purchases of property and equipment	(10,941)	(11,205)
Net cash used in investing activities	(98,968)	(460,289)
Cash flows from financing activities:
Repurchases of Common Stock	(6,191)	—
Net proceeds from issuances of Common Stock	1,569	2,295
Excess tax benefits from employee stock plan	8,845	6,558
Shares acquired to settle employee tax withholding liability	(10,068)	(10,216)
Principal payments on capital lease obligations	(1,184)	(919)
Repayments of other borrowings	(98)	(293)
Net increase in client fund obligations	88,085	448,926
Net cash provided by financing activities	80,958	446,351
Effect of exchange rate changes on cash	(1,069)	(356)
Net increase in cash and cash equivalents	6,976	11,286
Cash and cash equivalents, beginning of period	108,298	79,794
Cash and cash equivalents, end of period	$115,274	$91,080

Supplemental disclosure of cash flow information:
Cash paid for interest	$91	$73
Cash paid for taxes	$215	$163

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$3,317	$1,709
Stock consideration adjustment recorded for acquisitions	$—	$(818)
Stock based compensation for capitalized software	$780	$238

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2015	2014
Non-GAAP operating income reconciliation:
Operating income	9,757	12,370
Operating income, as a % of total revenues	6.7%	10.2%
Add back:
Non-cash stock-based compensation expense	16,077	10,838
Non-cash amortization of acquired intangible assets	264	289
Non-GAAP operating income	$26,098	$23,497
Non-GAAP operating income, as a % of total revenues	18.0%	19.4%

Non-GAAP net income reconciliation:
Net income	$4,160	$6,883
Add back:
Non-cash stock-based compensation expense	16,077	10,838
Non-cash amortization of acquired intangible assets	264	289
Income tax effect of above two items	(5,267)	(4,258)
Non-GAAP net income	$15,234	$13,752

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.14	$0.23
Add back:
Non-cash stock-based compensation expense	0.54	0.37
Non-cash amortization of acquired intangible assets	0.01	0.01
Income tax effect of above two items	(0.17)	(0.14)
Non-GAAP net income, per diluted share	$0.52	$0.47
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	28,583	28,196
Diluted	29,567	29,309
(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three months ended March 31, 2015, stock-based compensation expense was $16.1 million, on a pre-tax basis. For the three months ended March 31, 2014, stock-based compensation expense was $10.8 million, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three months ended March 31, 2015, the amortization of acquired intangible assets was $0.3 million. For the three months ended March 31, 2014 the amortization of acquired intangible assets was $0.3 million. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.